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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 19, 2003
                Date of Report (Date of earliest event reported)

                             MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   333-49821                   38-3323099
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

                  22355 WEST 11 MILE ROAD, SOUTHFIELD, MICHIGAN
                    (Address of principal executive offices)

                                      48034
                                   (Zip Code)

                                 (248) 299-1000
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

Effective February 14, 2003, our bank lenders approved the third amendment to our amended and restated credit agreement. The amendment supports anticipated funding requirements during the remaining term of the agreement which matures in December 2004. As part of the amended arrangement, our equity sponsors, affiliates of Citicorp, committed to provide up to $10.8 million of alternative senior funding. Such funding would be required if we breach our senior leverage ratio, our fixed charge coverage ratio or fail to make required principal, interest or related payments in each case on or prior to June 30, 2004. The alternative funding would be in the form of additional loans made pursuant to an amendment to our second secured term loan agreement.

A press release announcing the agreement was issued on February 19, 2003. The press release and related document are filed as exhibits to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

(c)      Exhibits:

         99.1     Press Release dated February 19, 2003

         99.2     Form of Third Amendment to Amended and Restated Credit
                  Agreement




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: February 24, 2003

MSX INTERNATIONAL, INC.

By:  /s/ Frederick K. Minturn
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     Frederick K. Minturn
     Executive Vice President and
     Chief Financial Officer

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                                  EXHIBIT INDEX

         99.1     Press Release dated February 19, 2003

         99.2     Form of Third Amendment to Amended and Restated Credit
                  Agreement





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